Calculation of Filing Fee Tables
S-8
VIAVI SOLUTIONS INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance under the Equity Incentive Plan (as defined below)	Other	10,500,000	$ 19.54	$ 205,170,000.00	0.0001381	$ 28,333.98
Total Offering Amounts:						$ 205,170,000.00		$ 28,333.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 28,333.98
Offering Note
[1]	1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of Viavi Solutions Inc.s (the Registrant) common stock, par value $0.001 per share (Common Stock) that become issuable under the Viavi Solutions Inc. Equity Incentive Plan (as amended, the Equity Incentive Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrants outstanding shares of Common Stock. 2) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on January 26, 2026, as reported on The Nasdaq Global Select Market. 3) The Registrant does not have any fee offsets. 4) Represents an additional 10,500,000 shares of Common Stock issuable under the Equity Incentive Plan. The Registrant previously filed registration statement on Form S-8 (File No. 333-276846) with respect to shares issuable under the Equity Incentive Plan. 5) The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock on January 26, 2026, as reported on The Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A